UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2010

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2010, the Board of Directors (the “Board”) of Kulicke and Soffa Industries, Inc. (“the Company”) approved amendments to the Company’s By-laws (the “By-laws”) to separate the roles of the Chairman of the Board and the Chief Executive Officer of the Company in order to strengthen the independence of the Board.  Sections one, five and six of Article V of the By-laws have been amended to specify that the Chairman of the Board shall not be a current or former executive officer of the Company and to clarify the general powers and duties of the newly separated roles.  A copy of the By-law amendments is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In connection with these amendments, C. Scott Kulicke resigned as the Company’s Chairman of the Board and MacDonell Roehm, Jr., the existing lead independent director, was appointed as the new Chairman of the Board.  Mr. Kulicke will continue as the Company’s Chief Executive Officer and remain a member of the Board.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amended Article V, first, fifth and six paragraphs, to the By-Laws of Kulicke and Soffa Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2010	KULICKE AND SOFFA INDUSTRIES, INC. By: /s/ Michael J. Morris Name: Michael J. Morris Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Article V, first, fifth and six paragraphs, to the By-Laws of Kulicke and Soffa Industries, Inc.